EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Form 8-K of Newmont Mining Corporation filed on March 1, 2002, of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited's financial statements for the year ended March 31, 2001.



/s/ PriceWaterhouseCoopers LLP

Toronto, Canada
March 1, 2002